For Release: November 4, 2010	Contact:	Wesley B. Wampler
**Teleconference**		Director, Investor Relations

November 5, 2010, 10:00 A.M. (ET)

Domestic dial in number: 877-317-6789

International dial in number: 412-317-6789

Canada dial in number: 866-605-3852

Replay number: 877-344-7529

International replay number: 412-317-0088

Confirmation ID: 445836

Audio webcast: http://ir.ntelos.com/

NTELOS Holdings Corp. Reports Third Quarter 2010 Operating Results

NTELOS Net Income of $10.8 million, or $0.26 per share

Wireless Postpay Net Subscriber Additions of 2,405

Record Wireline Adjusted EBITDA of $19.7 million

Company Declares Quarterly Dividend

WAYNESBORO, VA – November 4, 2010 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in seven Mid-Atlantic states, today announced operating results for its third quarter of 2010.

Operating highlights for the quarter include:

•	Operating revenues of $134.3 million
•	Adjusted EBITDA (a non-GAAP measure) of $55.1 million, representing a 41% margin
•	Wireless postpay subscriber revenues up $1.2 million from second quarter 2010
•	Wireline Adjusted EBITDA of $19.7 million, representing a 58% margin

“Our postpay subscriber development efforts continued to gain momentum and to show positive results for the third quarter,” said James A. Hyde, CEO of NTELOS Holdings Corp. “The net gain of more than 2,400 was our best postpay performance in six quarters, driven by the highest gross additions over that same time period and a much improved churn rate. Wireline continued to perform solidly for the quarter, setting another record for Adjusted EBITDA at $19.7 million.”

Recent Developments

Declaration of Dividend: On November 2, 2010, the Board of Directors of NTELOS Holdings Corp. declared a quarterly cash dividend on its common stock in the amount of $0.28 per share to be paid on January 14, 2011 to stockholders of record on December 14, 2010.

FiberNet Acquisition: The Company expects to close on the acquisition of the FiberNet business from One Communications Corp. by year-end 2010. FiberNet service revenues and adjusted EBITDA for the first nine months of 2010 were approximately $58 million and $19 million, respectively. The acquisition remains subject to receiving approval from the FCC and the West Virginia Public Service Commission (all other relevant state public service commission approvals have been obtained). The transaction has been granted early termination under the Hart-Scott-Rodino Act. The purchase agreement is subject to termination if the acquisition is not completed before December 31, 2010.

Business Segment Highlights

Wireless

•

Wireless operating revenues for the third quarter 2010 were $100.4 million, up 1% from second quarter 2010 due primarily to a $0.7 million increase in wholesale revenues. Subscriber revenues were $66.0 million in third quarter 2010 compared to $66.2 million in the previous quarter. Adjusted EBITDA for Wireless was $36.4 million for the third quarter 2010 with a margin of 36%. Revenues from the Sprint wholesale agreement were $27.1 million for third quarter 2010, supported by the $9.0 million per month minimum. The calculated revenues underlying the minimum increased $1.9 million from second quarter 2010 to $26.2 million for third quarter 2010, representing a 19% increase from the same quarter last year. Calculated revenues exceeded the $9 million monthly minimum for the month of October 2010, the first time since the travel data rate reset became effective July 1, 2009.

•

Retail wireless subscribers were 433,698 at September 30, 2010. Postpay subscriber net additions were 2,405, the best performance in six quarters, with 305,680 postpay subscribers at quarter-end. Wireless gross subscriber additions for third quarter 2010 were 38,935. Total and postpay churn rates were significantly improved from the third quarter 2009, with total subscriber churn of 3.42% and postpay monthly subscriber churn of 2.09%. Prepay subscribers at September 30, 2010 were 128,018.

•

Postpay ARPU was $57.53 for the third quarter of 2010 with postpay data ARPU continuing solid growth, increasing $3.80, or 37%, from $10.26 in third quarter 2009 to $14.06 in third quarter 2010. Sequentially, postpay data ARPU was up 6%, or $0.83, compared to second quarter 2010.

“We are encouraged by our third quarter postpay results,” said Hyde. “Postpay sales of 21,451 were the best since first quarter 2009 and churn has improved 30 basis points from third quarter last year. We continue to focus on the improvement of our direct distribution channels and the expansion of our indirect distribution channels and we expect continued growth in the coming quarters.”

Wireline

•

Wireline operating revenues for the third quarter 2010 were $33.8 million, up 8% from third quarter 2009. Adjusted EBITDA for Wireline was $19.7 million for the third quarter 2010, up 6% from the same quarter last year.

•

RLEC: RLEC revenues for the third quarter of 2010 were $13.9 million, down 3% from third quarter 2009 as an increase in tandem switched access revenues from other carriers only partially offset a decline in access lines. RLEC adjusted EBITDA, with a margin of 75%, was $10.5 million for third quarter 2010, compared to $10.0 million in second quarter 2010 and $11.1 million in third quarter 2009.

•

Competitive Wireline: Revenues from wireline strategic products increased approximately $3.2 million, or 23% from third quarter 2009 to $17.2 million in third quarter 2010. This improvement is due to increases related to the Allegheny fiber acquisition, as well as customer growth and continued growth in data connectivity and bandwidth demand. Broadband growth in the RLEC footprint continued with a 2.5% year-over-year customer gain, increasing customer penetration from 52% at September 30, 2009 to 58% at September 30, 2010. Adjusted EBITDA for Competitive Wireline was $9.2 million for the third quarter 2010, an increase of 22% over third quarter 2009, reflecting revenue growth and a margin increase which improved from 44% in third quarter 2009 to 46% for third quarter 2010.

“Our wireline business continues to deliver on all fronts,” stated Hyde. “We look forward to closing on the FiberNet transaction during the fourth quarter and welcoming the FiberNet employees to Team nTelos. The opportunities the FiberNet acquisition provides to our high-bandwidth data product offerings positions wireline for accelerated growth into the future.”

###

Business Outlook

The Company will provide 2010 financial guidance updates on the Third Quarter 2010 Earnings Conference Call scheduled for November 5, 2010 at 10:00 A.M. ET.

Statements are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on interest rate swap agreement, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, and charges from voluntary early retirement and workforce reduction plans.

ARPU, or average monthly revenues per subscriber/unit with service, is computed by dividing service revenues per period by the weighted average number of subscribers with service during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including nationwide 3G wireless voice and data services, local and long distance telephone, high capacity transport, networking and high-speed Broadband data services and IPTV-based video products. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; the successful completion of the pending acquisition of the FiberNet business, and the effect thereof on our business; our ability to successfully integrate the operations of the FiberNet business upon its acquisition; the failure to realize synergies and cost savings from the pending acquisition of the FiberNet business or delay in realization thereof; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Operations
•	Summary of Operating Results
•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Operating Income
•	Reconciliation of Operating Income to Adjusted EBITDA
•	Customer Summary
•	Wireless Customer Detail
•	Wireless Key Performance Indicators (KPI)
•	Wireless ARPU Reconciliation

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
(in thousands)

ASSETS
Current Assets
Cash	$188,844	$51,097
Accounts receivable, net	44,589	45,767
Inventories and supplies	6,131	10,870
Other receivables	881	1,705
Income tax receivable	9,379	4,368
Prepaid expenses and other	11,416	10,196

	261,240	124,003

Securities and investments	1,172	1,023

Property, plant and equipment, net	512,487	500,975

Other Assets
Goodwill	113,041	113,041
Franchise rights	32,000	32,000
Other intangibles, net	55,575	64,360
Radio spectrum licenses in service	115,449	115,449
Radio spectrum licenses not in service	16,857	16,850
Deferred charges and other assets	14,287	12,845

	347,209	354,545

Total Assets	$1,122,108	$980,546

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$8,193	$6,876
Accounts payable	28,504	30,756
Dividends payable	11,680	11,604
Advance billings and customer deposits	20,468	20,006
Accrued compensation	7,675	5,583
Accrued operating taxes	3,895	3,070
Other accrued liabilities	5,863	4,832

	86,278	82,727

Long-Term Liabilities
Long-term debt	741,396	622,032
Other long-term liabilities	111,071	99,678

	852,467	721,710

Equity	183,363	176,109

Total Liabilities and Equity	$1,122,108	$980,546

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations	Three months ended:		Nine months ended:
(in thousands, except per share amounts)	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Operating Revenues	$134,267	$135,686	$404,140	$416,351
Operating Expenses [1]
Cost of sales and services (exclusive of items shown separately below)	43,582	44,610	128,086	134,306
Customer operations	29,360	29,015	88,829	87,199
Corporate operations [2,3]	8,563	6,130	27,177	23,092
Depreciation and amortization	21,736	22,678	65,329	68,927
Accretion of asset retirement obligations	219	399	556	960

	103,460	102,832	309,977	314,484

Operating Income	30,807	32,854	94,163	101,867

Other Income (Expenses)
Interest expense	(11,124)	(8,657)	(31,238)	(20,447)
Gain on interest rate swap agreement	—	662	—	2,100
Other expense	(645)	(876)	(614)	(933)

	19,038	23,983	62,311	82,587

Income Tax Expense	7,847	9,517	25,009	32,910

Net Income	11,191	14,466	37,302	49,677

Net Income Attributable to Noncontrolling Interests	(368)	(196)	(1,146)	(669)

Net Income Attributable to NTELOS Holdings Corp.	$10,823	$14,270	$36,156	$49,008

Basic and Diluted Earnings per Common Share Attributable to NTELOS Holdings Corp. Stockholders:

Income per share - basic	$0.26	$0.34	$0.88	$1.16
Income per share - diluted	$0.26	$0.34	$0.87	$1.16
Weighted average shares outstanding - basic	41,364	42,161	41,299	42,163
Weighted average shares outstanding - diluted	41,748	42,414	41,660	42,398

Cash Dividends Declared per Share - Common Stock	$0.28	$0.26	$0.84	$0.78

[1]

Includes equity based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions (commencing June 1, 2009) of $1.5 million and $4.2 million for the three months and nine months ended September 30, 2010, respectively, and $0.7 million and $3.3 million for the three months and nine months ended September 30, 2009, respectively.

[2]

First quarter 2010 included a $0.9 million charge related to severance benefits pursuant to an executive employment agreement. Please see Form 8-K filed with the SEC on March 12, 2010 for additional information. First quarter 2009 included a one-time cash payment of $1.0 million to James A. Hyde, NTELOS’ then newly hired president and COO.

[3]	Acquisition related charges represent legal and professional fees related to the pending acquisition of FiberNet.

NTELOS Holdings Corp.

Summary of Operating Results

(in thousands)	Three months ended:		Nine months ended:
	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010
Operating Revenues
Wireless PCS Operations	$104,226	$100,372	$322,290	$304,020
Subscriber Revenues	69,060	65,983	212,438	199,920
Wholesale/Roaming Revenues, net	28,507	28,713	89,870	85,060
Equipment Revenues	6,313	5,316	18,945	17,949
Other Revenues	346	360	1,037	1,091

Wireline Operations
RLEC	14,395	13,933	43,543	41,595
Competitive Wireline	16,944	19,851	50,154	58,148

Wireline Total	31,339	33,784	93,697	99,743
Other	121	111	364	377

	$135,686	$134,267	$416,351	$404,140

Operating Expenses

(before depreciation & amortization, asset impairment charges, accretion of asset retirement obligations, equity based compensation, acquisition related charges and charges from voluntary early retirement and workforce reduction plans, a non-GAAP measure of operating expenses)

Wireless PCS Operations	$65,106	$63,956	$196,363	$191,090
Cost of Sales and Services
Cost of Sales - Equipment	8,509	7,246	27,323	21,622
Cost of Sales - Access & Other	11,389	9,669	33,228	28,283
Maintenance and Support	15,004	15,870	44,005	46,266
Customer Operations	24,938	25,301	75,016	76,517
Corporate Operations	5,266	5,870	16,791	18,402

Wireline Operations
RLEC	3,326	3,428	10,792	11,028
Competitive Wireline	9,446	10,687	29,129	31,669

Wireline Total	12,772	14,115	39,921	42,697
Other [1]	1,170	1,112	5,041	5,274

	$79,048	$79,183	$241,325	$239,061

Adjusted EBITDA (a non-GAAP Measure) [1]
Wireless PCS Operations	$39,120	$36,416	$125,927	$112,930

Wireline Operations
RLEC	11,069	10,505	32,751	30,567
Competitive Wireline	7,498	9,164	21,025	26,479

Wireline Total	18,567	19,669	53,776	57,046
Other [1]	(1,049)	(1,001)	(4,677)	(4,897)

	$56,638	$55,084	$175,026	$165,079

Capital Expenditures
Wireless PCS Operations	$7,759	$9,669	$42,381	$29,754

Wireline Operations
RLEC	3,636	2,411	10,498	7,904
Competitive Wireline	5,914	5,339	21,270	22,429

Wireline Total	9,550	7,750	31,768	30,333
Other	4,161	2,291	16,863	7,445

	$21,470	$19,710	$91,012	$67,532

Adjusted EBITDA less Capital Expenditures (a non-GAAP measure)
Wireless PCS Operations	$31,361	$26,747	$83,546	$83,176

Wireline Operations
RLEC	7,433	8,094	22,253	22,663
Competitive Wireline	1,584	3,825	(245)	4,050

Wireline Total	9,017	11,919	22,008	26,713
Other [1]	(5,210)	(3,292)	(21,540)	(12,342)

	$35,168	$35,374	$84,014	$97,547

[1]

First quarter 2010 included a $0.9 million charge related to severance benefits pursuant to an executive employment agreement. Please see Form 8-K filed with the SEC on March 12, 2010 for additional information. First quarter 2009 included a one-time cash payment of $1.0 million to James A. Hyde, NTELOS’ then newly hired president and COO.

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Operating Income

	Three months ended:		Nine months ended:
	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010
(in thousands)

Net income attributable to NTELOS Holdings Corp.	$14,270	$10,823	$49,008	$36,156
Net income attributable to noncontrolling interests	196	368	669	1,146

Net Income	14,466	11,191	49,677	37,302

Interest expense	8,657	11,124	20,447	31,238
Gain on interest rate swap agreement	(662)	—	(2,100)	—
Income taxes	9,517	7,847	32,910	25,009
Other expense	876	645	933	614

Operating income	$32,854	$30,807	$101,867	$94,163

Wireless	$22,974	$21,702	$76,375	$68,844
RLEC	7,327	6,933	21,534	19,740
Competitive Wireline	4,227	5,214	11,491	14,690
Other	(1,674)	(3,042)	(7,533)	(9,111)

Operating income	$32,854	$30,807	$101,867	$94,163

NTELOS Holding Corp.

Reconciliation of Operating Income to Adjusted EBITDA

(dollars in thousands)

	2009					2010
	Wireless PCS	RLEC	Competitive Wireline	Other	Total	Wireless PCS	RLEC	Competitive Wireline	Other	Total
For The Three Months Ended September 30
Operating Income	$22,974	$7,327	$4,227	$(1,674)	$32,854	$21,702	$6,933	$5,214	$(3,042)	$30,807
Depreciation and amortization	15,685	3,736	3,245	12	22,678	14,348	3,474	3,896	18	21,736

Sub-total:	38,659	11,063	7,472	(1,662)	55,532	36,050	10,407	9,110	(3,024)	52,543

Accretion of asset retirement obligations	380	6	14	(1)	399	198	5	15	1	219
Equity based compensation	81	—	12	614	707	168	93	18	1,194	1,473
Acquisition related charges [1]	—	—	—	—	—	—	—	21	828	849

Adjusted EBITDA	$39,120	$11,069	$7,498	$(1,049)	$56,638	$36,416	$10,505	$9,164	$(1,001)	$55,084

Adjusted EBITDA Margin	37.5%	76.9%	44.3%	NM	41.7%	36.3%	75.4%	46.2%	NM	41.0%

For The Nine Months Ended September 30
Operating Income	$76,375	$21,534	$11,491	$(7,533)	$101,867	$68,844	$19,740	$14,690	$(9,111)	$94,163
Depreciation and amortization	48,327	11,049	9,464	87	68,927	42,981	10,535	11,755	58	65,329

Sub-total:	124,702	32,583	20,955	(7,446)	170,794	111,825	30,275	26,445	(9,053)	159,492

Accretion of asset retirement obligations	902	15	43	—	960	580	16	(41)	1	556
Equity based compensation	323	153	27	2,769	3,272	525	276	54	3,327	4,182
Acquisition related charges [1]	—	—	—	—	—	—	—	21	828	849

Adjusted EBITDA	$125,927	$32,751	$21,025	$(4,677)	$175,026	$112,930	$30,567	$26,479	$(4,897)	$165,079

Adjusted EBITDA Margin	39.1%	75.2%	41.9%	NM	42.0%	37.1%	73.5%	45.5%	NM	40.8%

[1]	Acquisition related charges represent legal and professional fees related to the pending acquisition of FiberNet.

NTELOS Holdings Corp.

Customer Summary Table

Quarter Ended:	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010
Wireless Subscribers	438,303	438,529	445,277	439,348	433,698
RLEC Total Access Lines	38,853	38,237	37,718	37,075	36,233
CLEC Access Lines [1]	49,265	49,694	49,522	49,357	49,474
RLEC Broadband Customers [2]	14,215	14,372	14,471	14,529	14,569
Total Broadband Connections [2]	23,138	23,478	24,166	24,802	25,302
Video Subscribers	1,839	2,040	2,203	2,345	2,669

[1]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.

[2]

Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet. All revenues from broadband products, including RLEC broadband, are recorded in the operating revenues of the Competitive Wireline segment.

NTELOS Holdings Corp.

Wireless Customer Detail

Quarter Ended:	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010
Total Wireless Subscribers

Beginning Subscribers	442,089	438,303	438,529	445,277	439,348
Prepay	129,323	130,184	131,783	142,427	136,289
Postpay	312,766	308,119	306,746	302,850	303,059

Gross Additions	43,373	44,376	48,047	33,477	38,935
Prepay	25,917	25,427	31,062	16,825	17,484
Postpay	17,456	18,949	16,985	16,652	21,451

Disconnections	47,159	44,150	41,299	39,406	44,585
Prepay	24,784	23,587	20,222	22,760	25,539
Postpay	22,375	20,563	21,077	16,646	19,046

Net Additions (Losses)	(3,786)	226	6,748	(5,929)	(5,650)
Prepay	1,133	1,840	10,840	(5,935)	(8,055)
Postpay	(4,919)	(1,614)	(4,092)	6	2,405

Ending Subscribers	438,303	438,529	445,277	439,348	433,698
Prepay	130,184	131,783	142,427	136,289	128,018
Postpay	308,119	306,746	302,850	303,059	305,680

Note: Postpay subscriber gain for third quarter 2010 of 2,621 consists of net gains of 2,405 and conversions of prepay customers to postpay of 216. Please refer to previous earnings releases for comparable information for prior quarters.

10

NTELOS Holdings Corp.

Wireless Key Performance Indicators

	Three months ended:		Nine months ended:
	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010
Average Subscribers (weighted monthly)	440,052	435,042	441,287	439,930

Gross Subscriber Revenues ($000)	$70,262	$66,067	$213,526	$200,352
Revenue Accruals & Deferrals	(1,132)	(6)	(888)	(208)
Eliminations & Other Adjustments	(70)	(78)	(200)	(224)

Net Subscriber Revenues ($000)	$69,060	$65,983	$212,438	$199,920

Average Monthly Revenue per Subscriber/Unit (ARPU) [1]	$53.22	$50.62	$53.76	$50.60

Average Monthly Revenue per Postpay Subscriber/Unit (ARPU) [1]	$57.53	$57.53	$57.23	$56.72

Average Monthly Data Revenue per Subscriber/Unit (ARPU) [1]	$9.33	$12.43	$9.02	$11.59

Average Monthly Data Revenue per Postpay Subscriber/Unit (ARPU) [1]	$10.26	$14.06	$9.83	$13.04

Strategic Network Alliance Revenues ($000)
Home Voice	$12,930	$14,890	$38,492	$43,755
Travel Voice	4,339	4,676	12,301	13,237

Total Voice	17,269	19,566	50,793	56,992

Home Data	3,307	3,941	9,838	11,047
Travel Data	1,425	2,686	20,083	6,492

Total Data	4,732	6,627	29,921	17,539

Revenue Minimum Adjustment	5,060	872	5,060	6,657

Total	$27,061	$27,065	$85,774	$81,188

Monthly Postpay Subscriber Churn	2.4%	2.1%	2.2%	2.1%

Monthly Blended Subscriber Churn	3.6%	3.4%	3.2%	3.2%

Total Cell Sites (period ending)	1,226	1,299

EV-DO Rev. A Cell Sites (period ending; sub-set of Total Cell Sites above)	1,054	1,081

Cell Sites under the Strategic Network Alliance Agreement (period ending; sub-set of Total Cell Sites above)	754	764

[1]

Average monthly revenues per subscriber/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

NTELOS Holdings Corp.

Wireless ARPU Reconciliation

	Three months ended:		Nine months ended:
	September 30, 2009	September 30, 2010	September 30, 2009	September 30, 2010
Average Revenue per Handset/Unit (ARPU) [1]
(amounts in thousands except for subscribers and ARPU)

Operating Revenues	$135,686	$134,267	$416,351	$404,140
Less: Wireline and other operating revenue	(31,460)	(33,895)	(94,061)	(100,120)

Wireless communications revenue	104,226	100,372	322,290	304,020
Less: Equipment revenue from sales to new customers	(1,525)	(1,695)	(4,408)	(6,296)
Less: Equipment revenue from sales to existing customers	(4,788)	(3,621)	(14,537)	(11,653)
Less: Wholesale revenue	(28,507)	(28,713)	(89,870)	(85,060)
Plus (Less): Other revenues, eliminations and adjustments	856	(276)	51	(659)

Wireless gross subscriber revenue	$70,262	$66,067	$213,526	$200,352

Less: Paid in advance subscriber revenue	(15,535)	(13,930)	(51,784)	(45,583)
(Less) Plus: Adjustments	(1,121)	211	(870)	151

Wireless gross postpay subscriber revenue	$53,606	$52,348	$160,872	$154,920

Average subscribers	440,052	435,042	441,287	439,930

Total ARPU	$53.22	$50.62	$53.76	$50.60

Average postpay subscribers	310,601	303,329	312,348	303,463

Postpay ARPU	$57.53	$57.53	$57.23	$56.72

Wireless gross subscriber revenue	$70,262	$66,067	$213,526	$200,352
Less: Wireless voice and other feature revenue	(57,942)	(49,845)	(177,686)	(154,455)

Wireless data revenue	$12,320	$16,222	$35,840	$45,897

Average subscribers	440,052	435,042	441,287	439,930

Total Data ARPU	$9.33	$12.43	$9.02	$11.59

Wireless gross postpay subscriber revenue	$53,606	$52,348	$160,872	$154,920
Less: Wireless postpay voice and other feature revenue	(44,047)	(39,557)	(133,228)	(119,300)

Wireless postpay data revenue	$9,559	$12,791	$27,644	$35,620

Average postpay subscribers	310,601	303,329	312,348	303,463

Postpay data ARPU	$10.26	$14.06	$9.83	$13.04

[1]

Average monthly revenues per subscriber/unit with service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of subscribers with service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.